Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-231718, 333-237054, 333-240993) and Form S-3 (No. 333-238996) of Bicycle Therapeutics plc of our report dated March 11, 2021 relating to the financial statements, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP

Cambridge, United Kingdom

March 11, 2021